Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on November 26, 2012.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENERAC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

20-5654756
(I.R.S. Employer Identification Number)

S45 W29290 Hwy. 59
Waukesha, WI 53189
(262) 544-4811
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

York Ragen
Chief Financial Officer
Generac Holdings Inc.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189
(262) 544-4811
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Matthew D. Bloch, Esq.
Alexander D. Lynch, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Telephone: 212-310-8849
Facsimile: 212-310-8007
Approximate date of commencement of proposed sale to public:
As soon as practicable after the Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended ("Exchange Act"). (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Share/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.01 per share	(1)	(2)

(1)
An unspecified aggregate initial offering price and number or amount of common stock is being registered hereunder, as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Generac Holdings Inc.

Common Stock

        This prospectus relates solely to sales of our common stock by selling stockholders, some of whom may be our affiliates. The selling stockholders, which will be named in a prospectus supplement, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders.

        This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. We will provide specific terms of any offering, including the identities of the selling stockholders, in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in our common stock. This prospectus may not be used to offer or sell any shares of common stock unless accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "GNRC."

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

November 26, 2012

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer," as defined in Rule 405 of the Securities Act, using the "shelf" registration process. Under the shelf registration process, certain selling stockholders may, sell the shares of common stock described in this prospectus in one or more offerings from time to time.

        This prospectus provides you with a general description of the common stock that a selling stockholder may offer. Each time any selling stockholder offers to sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find Additional Information; Incorporation of Certain Documents by Reference."

        In this prospectus, except as otherwise indicated or as the context otherwise requires, "Generac," "we," "our," "the Company" and "us" refer to Generac Holdings Inc., a Delaware corporation and its subsidiaries.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained or incorporated by reference in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling stockholder. No selling stockholder is making an offer to sell shares of our common stock in any jurisdiction where an offer or sale is not permitted.

        Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials filed with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.generac.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 8, 2012, August 7, 2012 and November 6, 2012, respectively, and Amendment No. 1 to our Quarterly Report for the quarterly period ended September 30, 2012 filed with the SEC on November 8, 2012;

  •
  our Current Reports on Form 8-K filed on February 10, 2012, March 16, 2012, March 19, 2012, May 11, 2012 (to the extent filed and not furnished), May 22, 2012, May 31, 2012, June 13, 2012, September 20, 2012 and November 26, 2012; and

  •
  the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A, as filed with the SEC on February 2, 2010, and any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements of exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, (262) 506-6064, Attn: Investor Relations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein and in any prospectus supplement contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

        The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. The forward-looking statements contained in this prospectus, any prospectus supplement and in the documents incorporated by reference herein and therein include estimates regarding:

  •
  our business, financial and operating results and future economic performance;

  •
  proposed new product and service offerings; and

  •
  management's goals, expectations and objectives and other similar expressions concerning matters that are not historical facts.

        Factors that could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements include:

  •
  demand for our products;

  •
  frequency and duration of major power outages;

  •
  availability, cost and quality of raw materials and key components used in producing our products;

  •
  the impact on our results of the substantial increases in our outstanding indebtedness and related interest expense due to the dividend recapitalization completed in May 2012;

  •
  the possibility that the expected synergies, efficiencies and cost savings of the acquisition of the Magnum Products business in October 2011 or other acquistions will not be realized, or will not be realized within the expected time period;

  •
  the risk that the Magnum Products business or other acquisitions that we make will not be integrated successfully;

  •
  competitive factors in the industry in which we operate;

  •
  our dependence on our distribution network;

  •
  our ability to invest in, develop or adapt to changing technologies and manufacturing techniques;

  •
  loss of our key management and employees;

  •
  increase in product and other liability claims; and

  •
  changes in environmental, health and safety laws and regulations.

        Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. You should consider these important factors, as well as the risk factors set forth in this prospectus, any prospectus supplement and in the documents incorporated by reference herein and therein, in evaluating any statement made in this prospectus or any prospectus supplement.

        Any forward-looking statement made by us in this prospectus, any prospectus supplement or in the documents incorporated by reference herein or therein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

 ABOUT GENERAC

        We are a leading designer and manufacturer of a wide range of generators and other engine powered products for the residential, light commercial, industrial and construction markets. We are the only significant market participant focused predominantly on these products, and we have one of the leading market positions in the power equipment markets in the United States and Canada. We design, manufacture, source and modify engines, alternators, automatic transfer switches and other components necessary for our products. Our products are fueled by natural gas, liquid propane, gasoline, diesel and Bi-Fuel™ and are available through a broad network of independent dealers, retailers, wholesalers, and equipment rental companies.

        We have what we believe is an industry leading, multi-layered distribution network, and our products are available in thousands of outlets across the United States and Canada. We sell and distribute our products to and through independent residential and industrial dealers, electrical and HVAC wholesalers, national accounts, private label arrangements, retailers, catalogs, e-commerce merchants, equipment rental companies, equipment dealers and construction companies. We currently sell our products primarily in North America. We have a significant market share in the residential and light commercial standby generator markets, which we believe are currently underpenetrated. We also have a leading share in the market for portable generators. We believe that our leading market position is largely attributable to our strategy of providing a broad product line of high-quality, innovative and affordable products through our extensive and multi-layered distribution network. In addition, through our acquisition of Magnum Products LLC in October 2011, we are a leading provider of light towers and mobile generators.

        We own and operate four manufacturing plants and one distribution facility in Eagle, Waukesha, Berlin and Whitewater, Wisconsin, totaling approximately 1,200,000 total square feet. In addition, we recently purchased a facility in Jefferson, Wisconsin that is approximately 250,000 square feet, which will be used for manufacturing and inventory storage. We also maintain inventory warehouses in the United States that accommodate material storage and rapid response requirements of our customers.

Corporate Information

        Generac is a Delaware corporation, which was formed in 2006 and is headquartered in Waukesha, Wisconsin. Generac Power Systems, Inc., our principal operating subsidiary, is a Wisconsin corporation founded in 1959. Our principal executive offices are located at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. Our main telephone number is (262) 544-4811. Our website address is www.generac.com. Our website and any of the information on our website or any other website identified herein is not part of this prospectus, and you should rely only on the information contained or incorporated by reference in this prospectus.

        Generac®, Guardian®, Centurion®, Quietsource® and Magnum® are registered trademarks of Generac Power Systems. All other trademarks and trade names identified in this prospectus or the documents incorporated by reference therein, including Bi-Fuel™, are the property of unrelated third parties.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, respectively, which are on file with the SEC and incorporated by reference in this prospectus. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, results of operations or financial condition could be materially and adversely affected. In such an event, the trading price of our common stock could decline and you could lose part or all of your investment.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares by the selling stockholders.

SELLING STOCKHOLDERS

        Information about selling stockholders, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. The selling stockholders may include certain of our affiliates.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of our amended and restated certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the actual terms and provisions of our amended and restated certificate of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capitalization

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of October 31, 2012, 68,110,374 shares of our common stock are outstanding, and there are no outstanding shares of preferred stock.

Common Stock

        The holders of our common stock are entitled to the following rights.

Voting Rights

        Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law, with each share of common stock entitling its holder to one vote. Holders of our common stock do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Except as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.

Dividend Rights

        Holders of common stock share equally in any dividend declared out of legally available funds by our board of directors, subject to any preferential rights of the holders of any outstanding preferred stock.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

        Our stockholders have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights for additional shares and does not have any sinking fund provisions. All of the outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue.

Registration Rights

        Our existing stockholders have certain registration rights with respect to our common stock pursuant to the shareholders' agreement, or the Shareholders' Agreement, entered into with certain of our stockholders, including affiliates of CCMP Capital Advisors, LLC, or CCMP, and the management stockholders party thereto. The Shareholders' Agreement provides for, among other things, (1) demand registration rights, which require us to effect registration of the Registrable Securities (as defined in the Shareholders' Agreement) upon a written request from CCMP, subject to certain limitations; (2) piggy-back registration rights; and (3) shelf demand registration rights.

Preferred Stock

        Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. Our board of directors has not authorized the issuance of any shares of preferred stock, and we have no agreements or current plans for the issuance of any shares of preferred stock.

Anti-takeover Effects of our Amended and Restated Certificate of Incorporation and Bylaws

        Our amended and restated certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board the power to discourage acquisitions that some stockholders may favor.

Board Composition and Filling Vacancies

        We have a classified board of directors. This may discourage third-party proxy contests, tender offers or attempts to obtain control of us even if such changes would be beneficial to us and our stockholders.

        Our amended and restated certificate of incorporation provides that directors may be removed only for cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No Stockholder Action by Written Consent

        Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless affiliates of CCMP own at least 50% of our outstanding common stock or the action to be taken by written consent of stockholders and the taking of this action by written consent has been expressly approved in advance by the board of directors. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Meetings of Stockholders

        Our amended and restated certificate of incorporation provides that only a majority of the members of our board of directors then in office or the Chief Executive Officer may call special meetings of the stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

        Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder's intention to do so. To be timely, the stockholder's notice must be delivered to or mailed and received by us not later than the 90th day nor earlier than the 120th day prior to the anniversary date of the preceding annual meeting, except that if the annual meeting is not within 30 days before or 60 days after the date contemplated at the time of the previous year's proxy statement, we must receive the notice not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting. If a public announcement of the date of such annual meeting is made fewer than 100 days prior to the date of such annual meeting, then notice must be received by us no later than the tenth day following the public announcement of the date of the meeting. The notice must include the information specified in the amended and restated bylaws. These provisions may preclude stockholders from bringing matters before an annual or special meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Amendment to Bylaws and Certificate of Incorporation

        Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our board of directors and (i) if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment or (ii) if related to provisions regarding the classification of the board of directors, the removal of directors, stockholder action by written consent, the ability to call special meetings of stockholders, indemnification, corporate opportunities or the amendment of our bylaws or certificate of incorporation, thereafter be approved by 66 2/3% of the outstanding shares entitled to vote on the amendment. Our amended and restated bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the amended and restated bylaws, without further stockholder action or (y) by the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote on the amendment, without further action by our board of directors.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-takeover Statute

        Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders. By opting out of Section 203 of the DGCL, a stockholder that becomes an interested stockholder will be able to engage in a business combination transaction with us without prior board approval.

Corporate Opportunities

        Our amended and restated certificate of incorporation provides that CCMP and its affiliates have no obligation to offer us an opportunity to participate in business opportunities presented to CCMP or its respective affiliates even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that neither CCMP nor its respective affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company.

Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "GNRC."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

 PLAN OF DISTRIBUTION

        The selling stockholders may offer and sell all or a portion of the shares of common stock covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the New York Stock Exchange, in the over the counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through collared hedging transactions, whether through an options exchange or otherwise;

  •
  through purchases by a broker dealer as principal and resale by the broker dealer for its account pursuant to this prospectus; and

  •
  through any other method permitted by applicable law.

        The selling stockholders may sell the shares of common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares of common stock from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.

        The shares may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of common stock will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker dealers may be deemed to be underwriting commissions under the Securities Act. Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by a FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by the selling stockholders for the sale of any shares of common stock being registered pursuant to Rule 415 under the Securities Act.

        We and the selling stockholders each may agree to indemnify an underwriter, broker dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the Shareholders' Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the Shareholders' Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        Any underwriters, broker-dealers or agents may be customers of, engage in transactions with or perform advisory services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders will describe the nature of any such relationships in the applicable prospectus supplement.

        The prospectus supplement applicable to a particular offering will include the following information:

  •
  the name of the selling stockholder;

  •
  the number of shares of common stock being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market making activities for the shares of common stock.

        To facilitate the offering of shares of common stock covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. This may include over-allotments or short sales of the shares of common stock, which involve the sale by persons participating in the offering of more securities than the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the shares of common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares of common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        In the ordinary course of their business activities, any underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of Generac.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

        Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act. In addition, registration of the shares of common stock covered by this prospectus does not mean that the shares of common stock will be offered or sold.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

        The consolidated financial statements of Generac Holdings Inc. at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, incorporated by reference in this prospectus and the registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The expenses, other than underwriting discounts and commissions, expected to be incurred by Generac Holdings Inc. (the "Registrant"), in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated to be as follows:

SEC Registration Fee	(1)
FINRA Filing Fee	$225,500
Printing and Engraving Expenses	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Transfer Agent and Registrar Fees and Expenses	(2)
Miscellaneous	(2)

Total	(2)

(1)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

(2)
Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrant anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145(b) further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        The Registrant's amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person's services as a director or executive officer.

        Reference is made to Section 102(b)(7) of the DGCL which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

        The Registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

        Any Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement may provide for indemnification to the Registrant's directors and officers by the underwriters against certain liabilities.

Item 16.    Exhibits

Exhibit		Description
1.1	*	Form of Underwriting Agreement.
3.1
Third Amended and Restated Certificate of Incorporation of Generac Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010).
3.2		Amended and Restated Bylaws of Generac Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010).
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 filed with the SEC on January 25, 2010).
4.2
Shareholders' Agreement, dated as of November 10, 2006, by and among Generac Holdings Inc., certain stockholders of Generac Holdings Inc., including CCMP Capital Investors II, L.P., various of its affiliated funds, various funds affiliated with Unitas Capital Ltd. and the Management Shareholders (as defined in Shareholders Agreement) (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 filed with the SEC on October 20, 2009).
5.1	**	Opinion of Weil, Gotshal & Manges LLP.

Exhibit		Description
23.1	**	Consent of Ernst & Young, Independent Registered Public Accounting Firm, relating to Generac Holdings Inc.
23.2	**	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto).
24.1	**	Power of Attorney (included on signature page).

*
To be filed, if applicable, by amendment or as an exhibit to a document incorporated by reference herein.

**
Filed herewith.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, That:

      Paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  5.
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii.
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii.
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv.
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on November 26, 2012.

GENERAC HOLDINGS INC.
By:	/s/ AARON JAGDFELD
	Name:	Aaron Jagdfeld
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Aaron Jagdfeld and York A. Ragen, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of November, 2012.

Signature	Title

/s/ AARON JAGDFELD Aaron Jagdfeld	Chief Executive Officer and Director
/s/ YORK A. RAGEN York A. Ragen	Chief Financial Officer and Chief Accounting Officer
/s/ JOHN D. BOWLIN John D. Bowlin	Director
/s/ ROBERT D. DIXON Robert D. Dixon	Director
/s/ BARRY J. GOLDSTEIN Barry J. Goldstein	Director

Signature	Title

/s/ EDWARD A. LEBLANC Edward A. LeBlanc	Director
/s/ STEPHEN MURRAY Stephen Murray	Director
/s/ DAVID A. RAMON David A. Ramon	Director
/s/ TIMOTHY W. SULLIVAN Timothy W. Sullivan	Director
/s/ TIMOTHY WALSH Timothy Walsh	Director

EXHIBIT INDEX

Exhibit		Description
1.1	*	Form of Underwriting Agreement.
3.1
Third Amended and Restated Certificate of Incorporation of Generac Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010).
3.2		Amended and Restated Bylaws of Generac Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010).
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 filed with the SEC on January 25, 2010).
4.2
Shareholders Agreement, dated as of November 10, 2006, by and among Generac Holdings Inc., certain stockholders of Generac Holdings Inc., including CCMP Capital Investors II, L.P., various of its affiliated funds, various funds affiliated with Unitas Capital Ltd. and the Management Shareholders (as defined in Shareholders Agreement) (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 filed with the SEC on October 20, 2009).
5.1	**	Opinion of Weil, Gotshal & Manges LLP.
23.1	**	Consent of Ernst & Young, Independent Registered Public Accounting Firm, relating to Generac Holdings Inc.
23.2	**	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto).
24.1	**	Power of Attorney (included on signature page).

*
To be filed, if applicable, by amendment or as an exhibit to a document incorporated by reference herein.

**
Filed herewith.